Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3027

BOK Financial Reports Quarterly Earnings of $74 Million
Board of Directors Approves Increase in Quarterly Cash Dividend
TULSA, Okla. (Wednesday, October 26, 2016) - BOK Financial Corporation reported net income of $74.3 million or $1.13 per diluted share for the third quarter of 2016. Net income was $65.8 million or $1.00 per diluted share for the second quarter of 2016 and $74.9 million or $1.09 per diluted share for the third quarter of 2015.

Steven G. Bradshaw, president and chief executive officer of BOK Financial, stated, “Earnings were strong in the third quarter due to record revenue combined with lower credit costs as the commodities market continues to normalize. While loan growth was a bit softer than expected, this was in large part due to one significant paydown in the energy portfolio, and we continue to forecast mid-single-digit annual loan growth for the foreseeable future.”

Bradshaw continued, “In 2016 we have seen elevated expenses from a variety of sources including foreclosure and loss mitigation in mortgage, the settlement of litigation issues, and continued investment in systems and technology. While we have tactically reduced expenses and headcount over the past few years, in October we took further decisive action to align expenses with expected revenue growth. By reducing contract labor, not backfilling some open positions, and right-sizing our workforce, we believe we will reduce annual expenses by approximately $20 million in 2017.”
Third Quarter 2016 Highlights

•
Net interest revenue totaled $187.8 million for the third quarter of 2016, up $5.2 million over the second quarter of 2016. Net interest margin was 2.64 percent for the third quarter of 2016, compared to 2.63 percent for the second quarter of 2016. Average earning assets increased $260 million during the third quarter of 2016, including a $185 million increase in average loan balances.

•
Fees and commissions revenue totaled $185.3 million for the third quarter of 2016, an increase of $1.8 million over the prior quarter. Mortgage banking revenue grew by $4.3 million and deposit service charges and fees increased $1.1 million. Brokerage and trading revenue decreased $1.5 million, transaction card revenue decreased $1.0 million and fiduciary and asset management revenue decreased $740 thousand.

•
Operating expense was $262.1 million for the third quarter, an increase of $7.4 million over the previous quarter, primarily due to a $5.0 million accrual related to a legal settlement during the quarter. All other non-personnel expenses increased $1.7 million. Deposit insurance expense was up $2.3 million, offset by a $2.5 million decrease in net losses and operating expenses of repossessed assets compared to the prior quarter. Personnel expense increased $695 thousand.

•
Income tax expense was reduced by $2.6 million during the third quarter of 2016 due to the expiration of the statute of limitations on uncertain tax positions and the annual adjustment of the previous year's current income tax liability to amounts on filed tax returns for 2015. The effective tax rate was 29.8 percent for the third quarter of 2016. Excluding these adjustments the effective tax rate would have been 32.3 percent for the third quarter, up from 31.5 percent for the second quarter of 2016.

•
A $10.0 million provision for credit losses was recorded in the third quarter of 2016 compared to a $20.0 million provision in the second quarter of 2016. The decrease in the provision for credit losses was due to improving credit metric trends, largely driven by energy price stability. Net loans charged off totaled $6.1 million in the third quarter of 2016, compared to $7.5 million in the previous quarter.

•
The combined allowance for credit losses totaled $256 million or 1.56 percent of outstanding loans at September 30, 2016 compared to $252 million or 1.54 percent of outstanding loans at June 30, 2016. The portion of the combined allowance attributed to the energy portfolio totaled 3.67 percent of outstanding energy loans at September 30, 2016, an increase from 3.58 percent of outstanding energy loans at June 30, 2016.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $253 million or 1.55 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2016 and $251 million or 1.55 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2016. Nonaccruing energy loans decreased $25 million during the third quarter, partially offset by a $21 million increase in nonaccruing other commercial and industrial sector loans.

•
Average loans increased by $185 million over the previous quarter. Commercial real estate loans grew by $239 million, partially offset by a $156 million decrease in average commercial loan balances. Period-end outstanding loan balances increased $58 million to $16.5 billion at September 30, 2016.

•
Average deposits increased $297 million over the previous quarter primarily due to growth in demand deposit balances of $335 million. Period-end deposits were $21.1 billion at September 30, 2016, an increase of $336 million from June 30, 2016.

•
The common equity Tier 1 capital ratio at September 30, 2016 was 11.99 percent. Other regulatory capital ratios were Tier 1 capital ratio, 11.99 percent, total capital ratio, 13.65 percent and leverage ratio, 9.06 percent. At June 30, 2016, the common equity Tier 1 capital ratio was 11.86 percent, the Tier 1 capital ratio was 11.86 percent, total capital ratio was 13.51 percent, and leverage ratio was 9.06 percent.

•
The company paid a regular quarterly cash dividend of $28 million or $0.43 per common share during the third quarter of 2016. On October 25, 2016, the board of directors approved an increase in the quarterly cash dividend to $0.44 per common share payable on or about November 28, 2016 to shareholders of record as of November 14, 2016.

Net Interest Revenue
Net interest revenue was $187.8 million for the third quarter of 2016, up $5.2 million over the second quarter of 2016.
Net interest margin was 2.64 percent for the third quarter of 2016, an increase of 1 basis point over the second quarter of 2016. The yield on average earning assets was 2.93 percent, an increase of 2 basis points. The loan portfolio yield increased 5 basis points to 3.63 percent primarily due to increases in the 30 day and 90 day LIBOR and improved energy loan yields. The yield on the available for sale securities portfolio decreased 3 basis points to 2.01 percent. Funding costs were 0.44 percent, up 3 basis points.
Average earning assets increased $260 million during the third quarter of 2016. Average loan balances increased $185 million, primarily due to growth in commercial real estate balances. Average trading securities balances increased $129 million and the average balance of residential mortgage loans held for sale was up $45 million, partially offset by a $101 million decrease in the balance of fair value option securities held as an economic hedge of our mortgage servicing rights. Average interest-bearing deposit balances decreased $38 million compared to the second quarter of 2016. The average balance of borrowed funds increased $175 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $185.3 million for the third quarter of 2016, an increase of $1.8 million over the second quarter of 2016.
Mortgage banking revenue totaled $42.5 million for the third quarter of 2016, a $4.3 million increase over the second quarter of 2016. Revenue from mortgage loan production increased $3.6 million due to growth in the volume of mortgage loans sold and increased gains on sale, partially offset by a decrease in mortgage loan commitments during the quarter. Average primary mortgage interest rates were 14 basis points lower than in the second quarter of 2016. Total mortgage loans originated during the third quarter increased $46 million or 3 percent over the prior quarter.
Outstanding mortgage loan commitments at September 30 decreased $335 million or 35 percent compared to June 30. The Company made a strategic decision to exit the correspondent lending channel based on careful consideration of continued pressure on margin due to the competitive landscape and increasing regulatory costs. This strategic decision decreased outstanding commitments by $414 million. Mortgage loan commitments continued to grow in our retail and HomeDirect online channels. The correspondent lending channel represented $4.6 million of the $26.0 million in total mortgage loan production revenue for the third quarter.

Brokerage and trading revenue decreased $1.5 million, primarily due to a $1.7 million decrease related to lower loan syndication fees and bond underwriting fees, which are both dependent on the timing and volume of completed transactions. Trading revenue decreased $307 thousand compared to the second quarter. The Company added a new group trading in U.S. government agency residential mortgage-backed securities and related to-be-announced securities. The addition of this group added $1.9 million of trading revenue during the third quarter and $426 million to the trading securities portfolio at September 30. This increase was partially offset by lower volumes of residential mortgage-backed and municipal securities sold to our institutional customers. Retail brokerage fees and customer hedging revenue were both up over the prior quarter.
Deposit service charges and fees were up $1.1 million over the prior quarter due to seasonal increases in overdraft volumes and higher commercial account service charge revenue. Transaction card revenue decreased $1.0 million, primarily due to a $1.2 million customer early termination fee recognized in the second quarter. A $740 thousand decrease in fiduciary and asset management revenue was largely due to an annual assessment of tax preparation fees in the second quarter, partially offset by growth in assets under management during the third quarter.
Operating Expense
Total operating expense was $262.1 million for the third quarter of 2016, an increase of $7.4 million over the second quarter of 2016. The Company agreed to settle a class action lawsuit concerning the manner in which the Company posted charges to certain deposit accounts for $7.8 million, $5.0 million of which was accrued in the third quarter.
Personnel expense increased by $695 thousand over the second quarter of 2016. Increased regular compensation expense and revenue-driven cash-based incentive compensation expense, was offset by a decrease in share-based compensation expense and a seasonal decrease in payroll tax expense.
Excluding the impact of the legal settlement accrual, non-personnel expense increased $1.7 million over the second quarter of 2016. Deposit insurance expense was up $2.3 million. The deposit insurance fund reached a target of 1.15 percent of insured deposits during the third quarter which triggered a new surcharge for banks with more than $10 billion in assets to bring the deposit insurance fund to 1.35 percent of insured deposits. This impact was partially offset by a reduction in the base rate.
Loans, Deposits and Capital
Loans
Outstanding loans were $16.5 billion at September 30, 2016, an increase of $58 million over the previous quarter. Growth in commercial real estate and personal loans, was partially offset by a decrease in commercial loan balances compared to the prior quarter.
Outstanding commercial loan balances decreased $236 million compared to June 30, 2016. Energy loan balances decreased $298 million compared to June 30, 2016 largely due to payments received from a single borrower. Unfunded energy loan commitments increased by $326 million during the third quarter to $2.3 billion. Service sector loans grew by $106 million, wholesale/retail sector loans increased $69 million and healthcare sector loans were up $34 million over the prior quarter. Manufacturing loans decreased $96 million and other commercial and industrial loans decreased $51 million.

Commercial real estate loans grew by $212 million over June 30, 2016. Loans secured by industrial facilities grew by $192 million and were broadly distributed across the Texas, Arizona, Colorado and Oklahoma markets. Multifamily residential loans increased $87 million primarily in the Kansas/Missouri, Texas and Arizona markets. Other commercial real estate loans decreased $59 million and loans secured by office buildings decreased $16 million.
Deposits
Period-end deposits totaled $21.1 billion at September 30, 2016, an increase of $336 million over June 30, 2016. Demand deposit balances increased by $257 million and interest-bearing transaction account balances increased $155 million, partially offset by a $77 million decrease in time deposits. Among the lines of business, Consumer Banking deposits increased $166 million, Wealth Management deposits increased by $105 million and Commercial Banking deposits increased $61 million. Growth in Consumer Banking deposits includes escrow funds associated with mortgage loan servicing. These deposits tend to grow throughout the year and are largely disbursed near year end. Growth in Wealth Management deposits include funds being held temporarily in anticipation of money market reforms. The net increase in Commercial Banking deposits was due to increased balances held by our healthcare, small business and treasury services customers, partially offset by a decrease in balances held by energy customers.
Capital
The company's common equity Tier 1 capital ratio was 11.99 percent at September 30, 2016. In addition, the company's Tier 1 capital ratio was 11.99 percent, total capital ratio was 13.65 percent and leverage ratio was 9.06 percent at September 30, 2016. At June 30, 2016, the company's common equity Tier 1 capital ratio was 11.86 percent, Tier 1 capital ratio was 11.86 percent, total capital ratio was 13.51 percent, and leverage ratio was 9.06 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 9.19 percent at September 30, 2016 and 9.33 percent at June 30, 2016. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $349 million or 2.12 percent of outstanding loans and repossessed assets at September 30, 2016 compared to $350 million or 2.13 percent at June 30, 2016. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $253 million or 1.55 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2016 compared to $251 million or 1.55 percent at June 30, 2016.
Nonaccruing loans totaled $237 million or 1.44 percent of outstanding loans at September 30, 2016, compared to $247 million or 1.51 percent of outstanding loans at June 30, 2016. The decrease in nonaccruing loans was primarily due to a $25 million decrease in nonaccruing energy loans, partially offset by a $21 million increase in nonaccruing other commercial and industrial sector loans. New nonaccruing loans identified in the third quarter totaled $29 million, offset by $15 million in foreclosures and repossessions, $11 million in payments received and $8.1 million in charge-offs. At September 30, 2016, nonaccruing commercial loans totaled $176 million or 1.74 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $7.4 million or 0.19 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $52 million or 2.80 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that based on known information cause management concern as to the borrowers' ability to continue to perform, decreased to $478 million at September 30 from $501 million at June 30. The decrease largely resulted from a decrease in potential problem energy loans, partially offset by an increase in potential problem services loans.
Net loans charged off totaled $6.1 million for the third quarter of 2016, compared to $7.5 million in the second quarter of 2016. Gross charge-offs totaled $8.1 million for the third quarter, compared to $8.8 million for the previous quarter. Charge-offs in both quarters largely came from the energy loan portfolio. Recoveries totaled $2.0 million for the third quarter of 2016 and $1.4 million for the second quarter of 2016.
After evaluating all credit factors, the company recorded a $10.0 million provision for credit losses during the third quarter of 2016. The company recorded a $20.0 million provision for credit losses in the previous quarter. The lower provision reflects improvement in credit metrics over the previous quarter, largely driven by energy price stability and decreased rates of newly identified nonaccruing and potential problem loans.
The combined allowance for credit losses totaled $256 million or 1.56 percent of outstanding loans and 116 percent of nonaccruing loans at September 30, 2016. The allowance for loan losses was $245 million and the accrual for off-balance sheet credit losses was $11.1 million.
Energy Portfolio Credit Quality
The company's $2.5 billion energy portfolio consists of 79 percent of loans to exploration and production companies, 8 percent to energy services companies and 13 percent to midstream and other energy borrowers. Substantially all of the loans to exploration and production companies are secured by first lien positions in established energy reserves. Only $10 million of these loans are in junior lien positions. None represent higher-risk mezzanine financing or subordinated debt and none are high-yield debt.

Credit quality metrics in the energy portfolio continued to improve during the third quarter. Nonaccruing energy loans decreased $25 million to $143 million or 5.67 percent of outstanding energy loans. Potential problem energy loans decreased $60 million to $361 million and other loans especially mentioned decreased $50 million to $147 million. Approximately $100 million of the nonaccruing energy loans require no allowance for loan losses based on underlying collateral values and $85 million of the nonaccruing energy loans are current on all payments due. At September 30, 2016, the portion of the combined allowance for credit losses attributed to the energy portfolio totaled $92 million or 3.67 percent of outstanding energy loans compared to $101 million or 3.58 percent of outstanding energy loans at June 30, 2016.
Marc Maun, chief credit officer added, “There were continued positive trends in our energy portfolio in the third quarter. Line of credit utilization, criticized loans and charge-offs were all down, and while we saw a decrease in overall commitments and outstandings, our energy banking team booked $200 million of new commitments to high–quality borrowers. If oil and natural gas prices remain in recent ranges, we expect the positive trends to continue in the fourth quarter.”
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.9 billion at September 30, 2016, a $32 million increase compared to June 30, 2016. At September 30, 2016, the available for sale portfolio consisted primarily of $5.7 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.0 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At September 30, 2016, the available for sale securities portfolio had a net unrealized gain of $160 million compared to a net unrealized gain of $195 million at June 30, 2016. The increase in net unrealized gain was primarily due to changes in interest rates during the quarter. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at September 30, 2016 decreased $25 million during the third quarter to $98 million. Commercial mortgage-backed securities had a net unrealized gain of $44 million at September 30, 2016, compared to $58 million at June 30, 2016.
The company also maintains a portfolio of U.S. Treasury securities, residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. Changes in the fair value of mortgage servicing rights are highly dependent on primary mortgage interest rates offered to borrowers and other factors. Changes in the fair value of securities and interest rate derivatives are highly dependent on secondary mortgage rates, or rates required by investors. Changes in the spread between primary and secondary mortgage rates cannot be effectively hedged and can cause significant earnings volatility.
The fair value of mortgage servicing rights increased by $2.3 million during the third quarter of 2016 primarily due to changes in short term interest rates. The fair value of securities and interest rate derivative contracts held as an economic hedge decreased by $1.1 million during the quarter due to an increase in interest rate swap rates, partially offset by a decrease in average secondary mortgage rates. The fair value of mortgage servicing rights, net of economic hedges, decreased $1.2 million in the second quarter of 2016, primarily due to a decrease in secondary mortgage and interest rate swap rates. Hedge coverage was increased during the second quarter to improve its effectiveness.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, October 26, 2016 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8597. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-201-612-7415 and referencing conference ID # 13646085.

About BOK Financial Corporation
BOK Financial Corporation is a $33 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2016 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015
ASSETS
Cash and due from banks	$535,916	$498,713	$489,268
Interest-bearing cash and cash equivalents	2,080,978	1,907,838	1,830,105
Trading securities	546,615	211,622	181,131
Investment securities	546,457	560,711	612,384
Available for sale securities	8,862,283	8,830,689	8,801,089
Fair value option securities	222,409	263,265	427,760
Restricted equity securities	333,391	319,639	263,587
Residential mortgage loans held for sale	447,592	430,728	357,414
Loans:
Commercial	10,120,163	10,356,437	9,797,422
Commercial real estate	3,793,598	3,581,966	3,235,067
Residential mortgage	1,872,793	1,880,923	1,868,995
Personal	678,232	587,423	465,957
Total loans	16,464,786	16,406,749	15,367,441
Allowance for loan losses	(245,103)	(243,259)	(204,116)
Loans, net of allowance	16,219,683	16,163,490	15,163,325
Premises and equipment, net	318,196	315,199	294,669
Receivables	650,368	173,638	151,451
Goodwill	382,739	382,739	385,461
Intangible assets, net	41,977	43,372	44,999
Mortgage servicing rights	203,621	190,747	200,049
Real estate and other repossessed assets, net	31,941	24,054	33,116
Derivative contracts, net	655,078	883,673	726,159
Cash surrender value of bank-owned life insurance	310,211	307,860	300,981
Receivable on unsettled securities sales	19,642	142,820	30,009
Other assets	370,134	319,653	273,948
TOTAL ASSETS	$32,779,231	$31,970,450	$30,566,905

LIABILITIES AND EQUITY
Deposits:
Demand	$8,681,364	$8,424,609	$8,041,767
Interest-bearing transaction	9,824,160	9,668,869	9,698,849
Savings	420,349	419,262	380,296
Time	2,169,631	2,247,061	2,498,531
Total deposits	21,095,504	20,759,801	20,619,443
Funds purchased	109,031	56,780	62,297
Repurchase agreements	504,573	472,683	555,677
Other borrowings	6,533,443	5,830,736	4,635,150
Subordinated debentures	144,631	371,812	226,314
Accrued interest, taxes and expense	191,276	197,742	158,048
Due on unsettled securities purchases	677	11,757	98,351
Derivative contracts, net	573,987	719,159	636,115
Other liabilities	193,698	147,242	159,348
TOTAL LIABILITIES	29,346,820	28,567,712	27,150,743
Shareholders' equity:
Capital, surplus and retained earnings	3,302,584	3,251,201	3,291,450
Accumulated other comprehensive income	95,727	117,632	85,776
TOTAL SHAREHOLDERS' EQUITY	3,398,311	3,368,833	3,377,226
Non-controlling interests	34,100	33,905	38,936
TOTAL EQUITY	3,432,411	3,402,738	3,416,162
TOTAL LIABILITIES AND EQUITY	$32,779,231	$31,970,450	$30,566,905

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Sept. 30,2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30,2015
ASSETS
Interest-bearing cash and cash equivalents	$2,047,991	$2,022,028	$2,052,840	$1,995,945	$2,038,611
Trading securities	366,545	237,808	188,100	150,402	179,098
Investment securities	552,592	562,391	587,465	602,369	616,091
Available for sale securities	8,862,590	8,890,112	8,951,435	8,971,090	8,942,261
Fair value option securities	266,998	368,434	450,478	435,449	429,951
Restricted equity securities	335,812	319,136	294,529	262,461	255,610
Residential mortgage loans held for sale	445,930	401,114	289,743	310,425	401,359
Loans:
Commercial	10,109,692	10,265,782	10,268,793	10,024,756	9,685,768
Commercial real estate	3,789,673	3,550,611	3,364,076	3,186,629	3,198,200
Residential mortgage	1,870,855	1,864,458	1,865,742	1,835,195	1,847,696
Personal	677,530	582,281	493,382	540,418	460,647
Total loans	16,447,750	16,263,132	15,991,993	15,586,998	15,192,311
Allowance for loan losses	(247,901)	(245,448)	(234,116)	(207,156)	(202,829)
Total loans, net	16,199,849	16,017,684	15,757,877	15,379,842	14,989,482
Total earning assets	29,078,307	28,818,707	28,572,467	28,107,983	27,852,463
Cash and due from banks	511,534	507,085	505,522	514,629	487,283
Derivative contracts, net	766,671	823,584	632,102	657,780	669,264
Cash surrender value of bank-owned life insurance	308,670	306,318	304,141	301,793	299,424
Receivable on unsettled securities sales	259,906	49,568	115,101	62,228	64,591
Other assets	1,721,385	1,480,780	1,379,138	1,435,763	1,396,708
TOTAL ASSETS	$32,646,473	$31,986,042	$31,508,471	$31,080,176	$30,769,733

LIABILITIES AND EQUITY
Deposits:
Demand	$8,497,037	$8,162,134	$8,105,756	$8,312,961	$7,994,607
Interest-bearing transaction	9,650,618	9,590,855	9,756,843	9,527,491	9,760,839
Savings	420,009	417,122	397,479	382,284	379,828
Time	2,197,350	2,297,621	2,366,543	2,482,714	2,557,874
Total deposits	20,765,014	20,467,732	20,626,621	20,705,450	20,693,148
Funds purchased	68,280	70,682	112,211	73,220	70,281
Repurchase agreements	522,822	611,264	662,640	623,921	672,085
Other borrowings	6,342,369	6,076,028	5,583,917	4,957,175	4,779,981
Subordinated debentures	255,890	232,795	226,368	226,332	226,296
Derivative contracts, net	747,187	791,313	544,722	632,699	597,908
Due on unsettled securities purchases	200,574	93,812	158,050	248,811	90,135
Other liabilities	352,671	298,170	268,705	251,953	240,704
TOTAL LIABILITIES	29,254,807	28,641,796	28,183,234	27,719,561	27,370,538
Total equity	3,391,666	3,344,246	3,325,237	3,360,615	3,399,195
TOTAL LIABILITIES AND EQUITY	$32,646,473	$31,986,042	$31,508,471	$31,080,176	$30,769,733

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Interest revenue	$209,317	$193,664	$613,380	$570,046
Interest expense	21,471	15,028	60,350	47,953
Net interest revenue	187,846	178,636	553,030	522,093
Provision for credit losses	10,000	7,500	65,000	11,500
Net interest revenue after provision for credit losses	177,846	171,136	488,030	510,593
Other operating revenue:
Brokerage and trading revenue	38,006	31,582	109,877	99,301
Transaction card revenue	33,933	32,514	101,237	96,302
Fiduciary and asset management revenue	34,073	30,807	100,942	94,988
Deposit service charges and fees	23,668	23,606	68,828	67,618
Mortgage banking revenue	42,548	33,170	115,202	109,336
Other revenue	13,080	12,978	38,336	35,650
Total fees and commissions	185,308	164,657	534,422	503,195
Other gains, net	2,442	1,161	5,309	3,373
Gain on derivatives, net	2,226	1,283	20,130	1,162
Gain (loss) on fair value option securities, net	(3,355)	5,926	10,367	443
Change in fair value of mortgage servicing rights	2,327	(11,757)	(41,944)	(12,269)
Gain on available for sale securities, net	2,394	2,166	11,684	9,926
Total other-than-temporary impairment losses	—	—	—	(781)
Portion of loss recognized in other comprehensive income	—	—	—	689
Net impairment losses recognized in earnings	—	—	—	(92)
Total other operating revenue	191,342	163,436	539,968	505,738
Other operating expense:
Personnel	143,185	129,062	421,518	390,305
Business promotion	6,839	5,922	19,238	19,435
Charitable contributions to BOKF Foundation	—	796	—	796
Professional fees and services	14,038	10,147	39,955	29,766
Net occupancy and equipment	20,111	18,689	58,554	56,660
Insurance	9,390	4,864	23,784	14,960
Data processing and communications	33,331	30,708	98,150	91,135
Printing, postage and supplies	3,790	3,376	11,586	10,390
Net losses (gains) and operating expenses of repossessed assets	(926)	267	1,732	1,103
Amortization of intangible assets	1,521	1,089	5,304	3,269
Mortgage banking costs	16,022	9,107	44,210	27,501
Other expense	14,819	10,601	37,714	26,686
Total other operating expense	262,120	224,628	761,745	672,006

Net income before taxes	107,068	109,944	266,253	344,325
Federal and state income taxes	31,956	34,128	83,881	113,142

Net income	75,112	75,816	182,372	231,183
Net income (loss) attributable to non-controlling interests	835	925	(270)	2,219
Net income attributable to BOK Financial Corporation shareholders	$74,277	$74,891	$182,642	$228,964

Average shares outstanding:
Basic	65,085,392	67,668,076	65,208,774	68,004,508
Diluted	65,157,841	67,762,483	65,263,566	68,104,017

Net income per share:
Basic	$1.13	$1.09	$2.77	$3.33
Diluted	$1.13	$1.09	$2.76	$3.32

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30,2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30,2015
Capital:
Period-end shareholders' equity	$3,398,311	$3,368,833	$3,321,555	$3,230,556	$3,377,226
Risk weighted assets	$24,358,342	$24,191,016	$23,707,824	$23,429,897	$22,706,537
Risk-based capital ratios:
Common equity tier 1	11.99%	11.86%	12.00%	12.13%	12.78%
Tier 1	11.99%	11.86%	12.00%	12.13%	12.78%
Total capital	13.65%	13.51%	13.21%	13.30%	13.89%
Leverage ratio	9.06%	9.06%	9.12%	9.25%	9.55%
Tangible common equity ratio[1]	9.19%	9.33%	9.34%	9.02%	9.78%

Common stock:
Book value per share	$51.56	$51.15	$50.21	$49.03	$49.88
Tangible book value per share	45.12	44.68	43.73	42.51	43.52
Market value per share:
High	$70.05	$65.14	$60.16	$74.73	$70.26
Low	$56.36	$51.00	$43.74	$58.25	$57.04
Cash dividends paid	$28,181	$28,241	$28,294	$28,967	$28,766
Dividend payout ratio	37.94%	42.92%	66.47%	48.60%	38.41%
Shares outstanding, net	65,910,454	65,866,317	66,155,103	65,894,032	67,713,031
Stock buy-back program:
Shares repurchased	—	305,169	—	1,874,074	1,258,348
Amount	$—	$17,771	$—	$119,780	$80,276
Average price per share	$—	$58.23	$—	$63.91	$63.79

Performance ratios (quarter annualized):
Return on average assets	0.91%	0.83%	0.54%	0.76%	0.97%
Return on average equity	8.80%	8.00%	5.21%	7.12%	8.84%
Net interest margin	2.64%	2.63%	2.65%	2.64%	2.61%
Efficiency ratio	69.21%	68.45%	69.05%	67.93%	64.34%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,398,311	$3,368,833	$3,321,555	$3,230,556	$3,377,226
Less: Goodwill and intangible assets, net	424,716	426,111	428,733	429,370	430,460
Tangible common equity	$2,973,595	$2,942,722	$2,892,822	$2,801,186	$2,946,766

Total assets	$32,779,231	$31,970,450	$31,413,945	$31,476,128	$30,566,905
Less: Goodwill and intangible assets, net	424,716	426,111	428,733	429,370	430,460
Tangible assets	$32,354,515	$31,544,339	$30,985,212	$31,046,758	$30,136,445

Tangible common equity ratio	9.19%	9.33%	9.34%	9.02%	9.78%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30,2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30,2015
Other data:
Fiduciary assets	$41,222,162	$39,924,734	$39,113,305	$38,333,638	$37,780,669
Tax equivalent adjustment	$4,455	$4,372	$4,385	$3,222	$3,244
Net unrealized gain on available for sale securities	$159,533	$195,385	$155,236	$38,109	$144,884

Mortgage banking:
Mortgage servicing portfolio	$21,851,536	$21,178,387	$20,294,662	$19,678,226	$18,928,726
Mortgage commitments	$630,804	$965,631	$902,986	$601,147	$742,742
Mortgage loans funded for sale	$1,864,583	$1,818,844	$1,244,015	$1,365,431	$1,614,225
Mortgage loan refinances to total fundings	51%	44%	49%	41%	30%
Mortgage loans sold	$1,873,709	$1,742,582	$1,239,391	$1,424,527	$1,778,099

Net realized gains on mortgage loans sold	$27,142	$19,205	$10,779	$15,705	$18,968
Change in net unrealized gain on mortgage loans held for sale	(1,152)	3,221	8,198	(5,615)	(251)
Total production revenue	25,990	22,426	18,977	10,090	18,717
Servicing revenue	16,558	15,798	15,453	14,949	14,453
Total mortgage banking revenue	$42,548	$38,224	$34,430	$25,039	$33,170

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$2,268	$10,766	$7,138	$(732)	$1,460
Gain (loss) on fair value option securities, net	(3,355)	4,279	9,443	(4,127)	5,926
Gain (loss) on economic hedge of mortgage servicing rights	(1,087)	15,045	16,581	(4,859)	7,386
Gain (loss) on changes in fair value of mortgage servicing rights	2,327	(16,283)	(27,988)	7,416	(11,757)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$1,240	$(1,238)	$(11,407)	$2,557	$(4,371)

Net interest revenue on fair value option securities	$861	$1,348	$2,033	$2,137	$2,140

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Sept. 30,2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30,2015

Interest revenue	$209,317	$202,267	$201,796	$196,782	$193,664
Interest expense	21,471	19,655	19,224	15,521	15,028
Net interest revenue	187,846	182,612	182,572	181,261	178,636
Provision for credit losses	10,000	20,000	35,000	22,500	7,500
Net interest revenue after provision for credit losses	177,846	162,612	147,572	158,761	171,136
Other operating revenue:
Brokerage and trading revenue	38,006	39,530	32,341	30,255	31,582
Transaction card revenue	33,933	34,950	32,354	32,319	32,514
Fiduciary and asset management revenue	34,073	34,813	32,056	31,165	30,807
Deposit service charges and fees	23,668	22,618	22,542	22,813	23,606
Mortgage banking revenue	42,548	38,224	34,430	25,039	33,170
Other revenue	13,080	13,352	11,904	14,233	12,978
Total fees and commissions	185,308	183,487	165,627	155,824	164,657
Other gains, net	2,442	1,307	1,560	2,329	1,161
Gain (loss) on derivatives, net	2,226	10,766	7,138	(732)	1,283
Gain (loss) on fair value option securities, net	(3,355)	4,279	9,443	(4,127)	5,926
Change in fair value of mortgage servicing rights	2,327	(16,283)	(27,988)	7,416	(11,757)
Gain on available for sale securities, net	2,394	5,326	3,964	2,132	2,166
Total other-than-temporary impairment losses	—	—	—	(2,114)	—
Portion of loss recognized in other comprehensive income	—	—	—	387	—
Net impairment losses recognized in earnings	—	—	—	(1,727)	—
Total other operating revenue	191,342	188,882	159,744	161,115	163,436
Other operating expense:
Personnel	143,185	142,490	135,843	133,182	129,062
Business promotion	6,839	6,703	5,696	8,416	5,922
Charitable contributions to BOKF Foundation	—	—	—	—	796
Professional fees and services	14,038	14,158	11,759	10,357	10,147
Net occupancy and equipment	20,111	19,677	18,766	19,356	18,689
Insurance	9,390	7,129	7,265	5,415	4,864
Data processing and communications	33,331	32,802	32,017	31,248	30,708
Printing, postage and supplies	3,790	3,889	3,907	3,108	3,376
Net losses (gains) and operating expenses of repossessed assets	(926)	1,588	1,070	343	267
Amortization of intangible assets	1,521	2,624	1,159	1,090	1,089
Mortgage banking costs	16,022	15,809	12,379	11,496	9,107
Other expense	14,819	7,856	15,039	8,547	10,601
Total other operating expense	262,120	254,725	244,900	232,558	224,628
Net income before taxes	107,068	96,769	62,416	87,318	109,944
Federal and state income taxes	31,956	30,497	21,428	26,242	34,128
Net income	75,112	66,272	40,988	61,076	75,816
Net income (loss) attributable to non-controlling interests	835	471	(1,576)	1,475	925
Net income attributable to BOK Financial Corporation shareholders	$74,277	$65,801	$42,564	$59,601	$74,891

Average shares outstanding:
Basic	65,085,392	65,245,887	65,296,541	66,378,380	67,668,076
Diluted	65,157,841	65,302,926	65,331,428	66,467,729	67,762,483
Net income per share:
Basic	$1.13	$1.00	$0.64	$0.89	$1.09
Diluted	$1.13	$1.00	$0.64	$0.89	$1.09

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30,2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30,2015
Commercial:
Energy	$2,520,804	$2,818,656	$3,029,420	$3,097,328	$2,838,167
Services	2,936,599	2,830,864	2,728,891	2,784,276	2,706,624
Healthcare	2,085,046	2,051,146	1,995,425	1,883,380	1,741,680
Wholesale/retail	1,602,030	1,532,957	1,451,846	1,422,064	1,461,936
Manufacturing	499,486	595,403	600,645	556,729	555,677
Other commercial and industrial	476,198	527,411	482,198	508,754	493,338
Total commercial	10,120,163	10,356,437	10,288,425	10,252,531	9,797,422

Commercial real estate:
Retail	801,377	795,419	810,522	796,499	769,449
Multifamily	873,773	787,200	733,689	751,085	758,658
Office	752,705	769,112	695,552	637,707	626,151
Industrial	838,021	645,586	564,467	563,169	563,871
Residential construction and land development	159,946	157,576	171,949	160,426	153,510
Other commercial real estate	367,776	427,073	394,328	350,147	363,428
Total commercial real estate	3,793,598	3,581,966	3,370,507	3,259,033	3,235,067

Residential mortgage:
Permanent mortgage	969,558	969,007	948,405	945,336	937,664
Permanent mortgages guaranteed by U.S. government agencies	190,309	192,732	197,350	196,937	192,712
Home equity	712,926	719,184	723,554	734,620	738,619
Total residential mortgage	1,872,793	1,880,923	1,869,309	1,876,893	1,868,995

Personal	678,232	587,423	494,325	552,697	465,957

Total	$16,464,786	$16,406,749	$16,022,566	$15,941,154	$15,367,441

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015

Bank of Oklahoma:
Commercial	$3,545,924	$3,698,215	$3,656,034	$3,782,687	$3,514,391
Commercial real estate	795,806	781,458	747,689	739,829	677,372
Residential mortgage	1,401,166	1,415,766	1,411,409	1,409,114	1,405,235
Personal	271,420	246,229	204,158	255,387	185,463
Total Bank of Oklahoma	6,014,316	6,141,668	6,019,290	6,187,017	5,782,461

Bank of Texas:
Commercial	3,903,218	3,901,632	3,936,809	3,908,425	3,752,193
Commercial real estate	1,400,709	1,311,408	1,211,978	1,204,202	1,257,741
Residential mortgage	229,345	222,548	217,539	219,126	222,395
Personal	278,167	233,304	210,456	203,496	194,051
Total Bank of Texas	5,811,439	5,668,892	5,576,782	5,535,249	5,426,380

Bank of Albuquerque:
Commercial	398,147	398,427	402,082	375,839	368,027
Commercial real estate	299,785	322,956	323,059	313,422	312,953
Residential mortgage	110,478	114,226	117,655	120,507	121,232
Personal	11,333	10,569	10,823	11,557	10,477
Total Bank of Albuquerque	819,743	846,178	853,619	821,325	812,689

Bank of Arkansas:
Commercial	83,544	81,227	79,808	92,359	76,044
Commercial real estate	72,649	69,235	66,674	69,320	82,225
Residential mortgage	6,936	6,874	7,212	8,169	8,063
Personal	6,757	7,025	918	819	4,921
Total Bank of Arkansas	169,886	164,361	154,612	170,667	171,253

Colorado State Bank & Trust:
Commercial	1,013,314	1,076,620	1,030,348	987,076	1,029,694
Commercial real estate	254,078	237,569	219,078	223,946	229,835
Residential mortgage	59,838	59,425	52,961	53,782	50,138
Personal	42,901	35,064	24,497	23,384	30,683
Total Colorado State Bank & Trust	1,370,131	1,408,678	1,326,884	1,288,188	1,340,350

Bank of Arizona:
Commercial	680,447	670,814	656,527	606,733	608,235
Commercial real estate	726,542	639,112	605,383	507,523	482,918
Residential mortgage	39,206	38,998	40,338	44,047	41,722
Personal	31,205	24,248	18,372	31,060	17,609
Total Bank of Arizona	1,477,400	1,373,172	1,320,620	1,189,363	1,150,484

Bank of Kansas City:
Commercial	495,569	529,502	526,817	499,412	448,838
Commercial real estate	244,029	220,228	196,646	200,791	192,023
Residential mortgage	25,824	23,086	22,195	22,148	20,210
Personal	36,449	30,984	25,101	26,994	22,753
Total Bank of Kansas City	801,871	803,800	770,759	749,345	683,824

TOTAL BOK FINANCIAL	$16,464,786	$16,406,749	$16,022,566	$15,941,154	$15,367,441

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Bank of Oklahoma:
Demand	$4,158,273	$4,020,181	$3,813,128	$4,133,520	$3,834,145
Interest-bearing:
Transaction	5,701,983	5,741,302	5,706,067	5,971,819	5,783,258
Savings	242,959	247,984	246,122	226,733	225,580
Time	1,091,464	1,167,271	1,198,022	1,202,274	1,253,137
Total interest-bearing	7,036,406	7,156,557	7,150,211	7,400,826	7,261,975
Total Bank of Oklahoma	11,194,679	11,176,738	10,963,339	11,534,346	11,096,120

Bank of Texas:
Demand	2,734,981	2,677,253	2,571,883	2,627,764	2,689,493
Interest-bearing:
Transaction	2,240,040	2,035,634	2,106,905	2,132,099	1,996,223
Savings	84,642	83,862	83,263	77,902	74,674
Time	528,380	516,231	530,657	549,740	554,106
Total interest-bearing	2,853,062	2,635,727	2,720,825	2,759,741	2,625,003
Total Bank of Texas	5,588,043	5,312,980	5,292,708	5,387,505	5,314,496

Bank of Albuquerque:
Demand	584,681	530,853	557,200	487,286	520,785
Interest-bearing:
Transaction	555,326	573,690	560,684	563,723	529,862
Savings	54,480	49,200	47,187	43,672	41,380
Time	244,706	250,068	259,630	267,821	281,426
Total interest-bearing	854,512	872,958	867,501	875,216	852,668
Total Bank of Albuquerque	1,439,193	1,403,811	1,424,701	1,362,502	1,373,453

Bank of Arkansas:
Demand	32,203	30,607	31,318	27,252	25,397
Interest-bearing:
Transaction	313,480	278,335	265,803	202,857	290,728
Savings	2,051	1,853	1,929	1,747	1,573
Time	17,534	18,911	21,035	24,983	26,203
Total interest-bearing	333,065	299,099	288,767	229,587	318,504
Total Bank of Arkansas	365,268	329,706	320,085	256,839	343,901

Colorado State Bank & Trust:
Demand	517,063	528,124	413,506	497,318	430,675
Interest-bearing:
Transaction	623,055	625,240	610,077	616,697	655,206
Savings	31,613	31,509	33,108	31,927	31,398
Time	247,667	254,164	271,475	296,224	320,279
Total interest-bearing	902,335	910,913	914,660	944,848	1,006,883
Total Colorado State Bank & Trust	1,419,398	1,439,037	1,328,166	1,442,166	1,437,558

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Bank of Arizona:
Demand	418,718	396,837	341,828	326,324	306,425
Interest-bearing:
Transaction	303,750	302,297	313,825	358,556	293,319
Savings	2,959	3,198	3,277	2,893	4,121
Time	27,935	28,681	29,053	29,498	26,750
Total interest-bearing	334,644	334,176	346,155	390,947	324,190
Total Bank of Arizona	753,362	731,013	687,983	717,271	630,615

Bank of Kansas City:
Demand	235,445	240,754	221,812	197,424	234,847
Interest-bearing:
Transaction	86,526	112,371	146,405	153,203	150,253
Savings	1,645	1,656	1,619	1,378	1,570
Time	11,945	11,735	31,502	35,524	36,630
Total interest-bearing	100,116	125,762	179,526	190,105	188,453
Total Bank of Kansas City	335,561	366,516	401,338	387,529	423,300

TOTAL BOK FINANCIAL	$21,095,504	$20,759,801	$20,418,320	$21,088,158	$20,619,443

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.51%	0.51%	0.53%	0.29%	0.28%
Trading securities	2.71%	1.89%	2.47%	2.86%	2.70%
Investment securities:
Taxable	5.34%	5.41%	5.53%	5.41%	5.49%
Tax-exempt	2.26%	2.25%	2.22%	1.53%	1.54%
Total investment securities	3.51%	3.52%	3.51%	3.03%	3.04%
Available for sale securities:
Taxable	1.99%	2.01%	2.06%	2.02%	1.99%
Tax-exempt	5.47%	5.06%	4.95%	4.22%	4.15%
Total available for sale securities	2.01%	2.04%	2.08%	2.04%	2.01%
Fair value option securities	1.70%	2.19%	2.38%	2.32%	2.30%
Restricted equity securities	5.37%	4.84%	5.85%	5.95%	5.95%
Residential mortgage loans held for sale	3.28%	3.53%	3.75%	3.85%	3.79%
Loans	3.63%	3.58%	3.57%	3.55%	3.54%
Allowance for loan losses
Loans, net of allowance	3.69%	3.63%	3.63%	3.60%	3.59%
Total tax-equivalent yield on earning assets	2.93%	2.91%	2.92%	2.86%	2.83%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.14%	0.14%	0.14%	0.09%	0.08%
Savings	0.09%	0.10%	0.09%	0.09%	0.10%
Time	1.14%	1.16%	1.21%	1.26%	1.33%
Total interest-bearing deposits	0.32%	0.33%	0.34%	0.32%	0.34%
Funds purchased	0.19%	0.19%	0.27%	0.11%	0.08%
Repurchase agreements	0.04%	0.05%	0.05%	0.04%	0.03%
Other borrowings	0.57%	0.57%	0.56%	0.38%	0.30%
Subordinated debt	3.84%	1.52%	1.26%	1.13%	1.04%
Total cost of interest-bearing liabilities	0.44%	0.41%	0.40%	0.34%	0.32%
Tax-equivalent net interest revenue spread	2.49%	2.50%	2.52%	2.52%	2.51%
Effect of noninterest-bearing funding sources and other	0.15%	0.13%	0.13%	0.12%	0.10%
Tax-equivalent net interest margin	2.64%	2.63%	2.65%	2.64%	2.61%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Nonperforming assets:
Nonaccruing loans:
Commercial	$176,464	$181,989	$174,652	$76,424	$33,798
Commercial real estate	7,350	7,780	9,270	9,001	10,956
Residential mortgage	52,452	57,061	57,577	61,240	44,099
Personal	686	354	331	463	494
Total nonaccruing loans	236,952	247,184	241,830	147,128	89,347
Accruing renegotiated loans guaranteed by U.S. government agencies	80,306	78,806	77,597	74,049	81,598
Real estate and other repossessed assets	31,941	24,054	29,896	30,731	33,116
Total nonperforming assets	$349,199	$350,044	$349,323	$251,908	$204,061
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$253,461	$251,497	$252,176	$155,959	$118,578

Nonaccruing loans by loan class:
Commercial:
Energy	$142,966	$168,145	$159,553	$61,189	$17,880
Services	8,477	9,388	9,512	10,290	10,692
Wholesale / retail	2,453	2,772	3,685	2,919	3,058
Manufacturing	274	293	312	331	352
Healthcare	855	875	1,023	1,072	1,218
Other commercial and industrial	21,439	516	567	623	598
Total commercial	176,464	181,989	174,652	76,424	33,798
Commercial real estate:
Residential construction and land development	3,739	4,261	4,789	4,409	4,748
Retail	1,249	1,265	1,302	1,319	1,648
Office	882	606	629	651	684
Multifamily	51	65	250	274	185
Industrial	76	76	76	76	76
Other commercial real estate	1,353	1,507	2,224	2,272	3,615
Total commercial real estate	7,350	7,780	9,270	9,001	10,956
Residential mortgage:
Permanent mortgage	25,956	27,228	27,497	28,984	30,660
Permanent mortgage guaranteed by U.S. government agencies	15,432	19,741	19,550	21,900	3,885
Home equity	11,064	10,092	10,530	10,356	9,554
Total residential mortgage	52,452	57,061	57,577	61,240	44,099
Personal	686	354	331	463	494
Total nonaccruing loans	$236,952	$247,184	$241,830	$147,128	$89,347

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015

Performing loans 90 days past due[1]	$3,839	$2,899	$8,019	$1,207	$101

Gross charge-offs	$(8,101)	$(8,845)	$(23,991)	$(4,851)	$(5,274)
Recoveries	2,038	1,386	1,519	1,870	3,521
Net charge-offs	$(6,063)	$(7,459)	$(22,472)	$(2,981)	$(1,753)

Provision for credit losses	$10,000	$20,000	$35,000	$22,500	$7,500

Allowance for loan losses to period end loans	1.49%	1.48%	1.46%	1.41%	1.33%
Combined allowance for credit losses to period end loans	1.56%	1.54%	1.50%	1.43%	1.35%
Nonperforming assets to period end loans and repossessed assets	2.12%	2.13%	2.18%	1.58%	1.33%
Net charge-offs (annualized) to average loans	0.15%	0.18%	0.56%	0.08%	0.05%
Allowance for loan losses to nonaccruing loans[1]	110.65%	106.95%	104.89%	180.09%	238.84%
Combined allowance for credit losses to nonaccruing loans[1]	115.67%	110.93%	107.87%	181.46%	243.05%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.